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                                                                 EXHIBIT (23)(F)


                              CONSENT OF COUNSEL


        We hereby consent to the use in the Proxy Statement-Prospecuts which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of AmeriFed Financial Corp. with and into a subsidiary of NBD Bancorp, Inc., and the statements with respect to us, as appearing under the heading "Legal Matters" in the Proxy Statement-Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.


Date: September 29, 1994

                                                      MULDOON, MURPHY & FAUCETTE